Exhibit 23.1

218 North Bernard
Spokane, WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of FluoroPharma Medical, Inc. and Subsidiary of our report dated March 13, 2012, relating to the consolidated financial statements as of December 31, 2011, which appears in such Registration Statement. We also consent to the inclusion of our name under the heading “Experts” in such Registration Statement.

/s/ MartinelliMick PLLC
MartinelliMick PLLC
Spokane, Washington
December 21, 2012